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                                                                    EXHIBIT 99.1


REPUBLIC GROUP INCORPORATED                       P.O. Box 1307
                                                  Hutchinson, Kansas  67504
                                                  Telephone:     (316) 727-2700
                                                  Fax            (316) 727-2727

                                      Contact:    Janey Rife -   (316) 727-2711
                                                  Doyle Ramsey - (316) 727-2709
                                                  http://www.republic-group.com

NEWS RELEASE

REPUBLIC GROUP INCORPORATED ANNOUNCES SALE OF $100,000,000
IN 9.50% SENIOR SUBORDINATED NOTES DUE 2008

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FOR IMMEDIATE RELEASE
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  Hutchinson, Kan., July 15 -- Republic Group Incorporated (NYSE:RGC) announced that $100,000,000 principal amount of its 9.50% Senior Subordinated Notes due 2008 (the "Notes") were sold today in a private transaction pursuant to Rule 144A under the Securities Act of 1933. The net proceeds from the new Notes, along with most of the proceeds of borrowings under a new bank credit facility of up to $85,000,000 in aggregate principal amount proposed to be entered into by Republic with a bank syndicate, will be used to finance, and to repay indebtedness used to finance, the construction of a recycled paperboard mill in Lawton, Oklahoma.

  The sale of the Notes has not been registered under the Securities Act of 1933, as amended, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

  Republic Group Incorporated and its wholly-owned operating subsidiaries-- Republic Paperboard Company, Halltown Paperboard Company, Republic Recycling Company, and Republic Gypsum Company--are manufacturers of 100% recycled paperboard, recovered paper fiber and gypsum wallboard, servicing markets nationwide. Republic's common stock is traded on the New York Stock Exchange under the symbol "RGC".